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                                                                 EXHIBIT 10.14


                                                     PERSONAL AND CONFIDENTIAL
                                                      ------------------------

                                                                  May 28, 1998

Board of Directors
Bioshield Technologies, Inc.
4405 International Boulevard
Suite B-109
Norcross, GA 30093

Attention:  Timothy C. Moses
            Co-Chairman of the Board, President, and Chief Executive
            Officer

Gentlemen:

     Bioshield Technologies, Inc. ("BioShield" or the "Company") hereby engages Revere Financial Group, Inc. ("RFG") to provide Edgarization and Pre-press services and preparation of the Roadshow on the proposed public offering of the Company. Using our system, we believe that we can hold the Part II Expenses of the Offering to less than $325,000. The following sets forth the primary terms and conditions under which the Company and RFG will process the Registration Statement and prepare the Roadshow:

     The RFG will provide the current draft of the Registration Statement by disk, RFG will convert the disk, make all such changes as the Underwriter's counsel, Company counsel, the Underwriter or the Company shall require. Black-lined copies will be provided to all parties by fax or Fed-Ex. When final approval have been received from all parties, RFG will Edgarize the document and file the registration statement with the Securities and Exchange Commission.
The RFG will provide camera ready copy to the financial printer of the Company's choice for final printing of Red Herrings and Final Prospectuses and for any bound copies need for filing or distribution. The printing charges from such printer are the responsibility of the Company.

     RFG will work with the Company to prepare an eight to twelve minute "slide-show" in video formats of VHS and Hi- 8MM. In addition, RFG will coordinate all travel plans for the "Roadshow." All airfares, hotels, car services, and presentation expenses are the responsibility of the Company.

     Further, RFG will assist the Underwriters' with introductions to various broker/dealers with whom we have close relationships.

     Finally, we believe that not only will we save BioShield more than the $50,000 in printing and "Roadshow" expenses, we may also be instrumental in helping to negotiate lower legal fees and a $25,000 decrease in the nonaccountable expense allowance

     The RFG fee is $50,000 of which $25,000 should be wire transfer upon closing of the bridge financing and $25,000 at the closing of the Offering. The wire instructions are BankOne Dallas, ABA# 111000614 for the account of Revere Financial Group, Inc. #1885457893

     We look forward to a successful transaction as a continuation of our mutually beneficial relationship.

Agreed to and Accepted this ___th day of May 1998


     BIOSHIELD TECHNOLOGIES, INC.  REVERE FINANCIAL GROUP, INC.


     By: _______________________   By: _________________________
        Timothy C. Moses                Robert A. Shuey, III
        Co-Chairman of the Board,
        President, and Chief
        Executive Officer
        President                          Managing Director